Exhibit 99.1
MERCANTILE BANCORP ANNOUNCES THIRD QUARTER,
NINE MONTH 2010 FINANCIAL RESULTS
•	Significantly Narrows Loss vs. Nine Months 2009

•	Year-Over-Year Net Interest Income Rises Sharply

•	Strong Improvement in Net Interest Margin

•	Loan Loss Provision Stable; Foreclosure Sales Continue

•	Subsidiary Banks Well-Capitalized
Quincy, IL, November 15, 2010 – Mercantile Bancorp, Inc. (NYSE Amex: MBR) today reported results for the third quarter and nine months 2010. For the quarter ended September 30, 2010, the Company reported an unaudited net loss from both continuing and discontinued operations of $7.5 million or $(0.86) per share compared with a net loss of $1.4 million or $(0.15) per share in third quarter 2009. Last year’s third quarter results included $2.3 million of income from discontinued operations, compared to $219,000 in the third quarter of 2010. Also, the third quarter of 2009 reflected $3.0 million of income tax benefit, compared to income tax expense of $2.7 million in third quarter 2010, primarily due to the Company recognizing a $3.3 million increase in the valuation allowance against its deferred tax assets.
For the nine months ended September 30, 2010, the Company reported a net loss of $11.0 million or $(1.27) per share compared with a net loss of $54.3 million or $(6.24) per share in the nine months of 2009, which included a $30.4 million goodwill impairment loss.
The Company’s 2009 financial statements have been restated to reflect discontinued operations due to the sale or exchange for debt of three of its subsidiary banks in December 2009 and February 2010.
An improved net interest margin, largely due to a reduction in total interest expense, contributed to net interest income increasing to $6.4 million for the three months ended September 30, 2010, compared with $5.7 million for the same period a year ago. The quarter ended September 30, 2010 marked the Company’s third consecutive-quarter improvement in net interest income. Net interest margin for the three months ended September 30, 2010 was 2.73% as compared to 2.17% for the three months ended September 30, 2009.
Provision for loan losses was $5.4 million for third quarter 2010, an increase of only $45 thousand from the same period a year ago, as the Company’s credit quality continues to stabilize. Total noninterest income in third quarter 2010 rose to $2.1 million compared with $1.9 million in third quarter 2009, while total noninterest expense declined to $9.1 million in the quarter ended September 30, 2010 from $9.4 million in the same period a year ago.
“Our Company continues to make progress in expense control and generating returns on a leaner, more efficient base of operations,” said Ted T. Awerkamp, President and CEO. “The Company’s results in the third quarter of 2010 show numerous areas of improvement when compared with the previous year.
“Our Mercantile Bank subsidiary, which comprises the majority of the Company’s revenues and assets, has demonstrated numerous positive trends throughout 2010. Heartland Bank, in Leawood, Kansas, returned to generating an operating profit in third quarter 2010 and has reduced overhead significantly since the first of the year. Royal Palm Bank in Naples, Florida, while continuing to battle a severely depressed Southwest Florida economy, has maintained high levels of customer retention and sustained core deposits.
“Loan quality issues, primarily related to a small number of previously identified larger credits at Heartland and Royal Palm Bank are having a negative impact on overall Company results. However, teams at both banks are working diligently to manage these issues. We anticipate the positive expense control impact of human resources and operational initiatives at all three banks, including an early retirement program and workforce reduction implemented in third quarter 2010, will generate meaningful cost savings in coming quarters.”
Awerkamp said the Company’s Board of Directors is working with its outside advisors and management to develop an enhanced capital plan to fortify the Company’s capital structure. Awerkamp explained: “We have a tremendous opportunity to grow and prosper, but in the near term, it is important to enhance our capital base to enable the Company and its subsidiary banks to meet their regulatory requirements and to give us an elevated level of financial strength as we work through selective asset quality issues at our subsidiary banks.
“We emphasize that while we are looking to enhance capital at the holding company level, all three subsidiary banks continue to be well-capitalized based on current regulatory standards,” said Awerkamp. “These banks represent substantial franchise value and have the strength to operate effectively.”
At September 30, 2010, the Tier 1 leverage and total risk-based capital ratios at each of the subsidiary banks were as follows:
Mercantile Bank

• Tier 1 leverage	8.82%
• Total risk-based	12.80%
Royal Palm Bank

• Tier 1 leverage	6.79%
• Total risk-based	11.30%
Heartland Bank

• Tier 1 leverage	5.79%
• Total risk-based	9.87%
In third quarter 2010, the Company maintained its focus on trimming loans at all three subsidiary banks to create stronger loan portfolios, emphasizing core deposits and growing net interest margin, explained Awerkamp. “The Company’s leaner balance sheet at September 30, 2010 reflects our focus throughout the year on strengthening the quality and diversity of loan and deposit portfolios at all three subsidiary banks.”
Total assets at September 30, 2010 were $999 million compared with $1.4 billion at December 30, 2009, reflecting the above-mentioned focus on quality loans, as well as the sale of two of the Company’s subsidiary banks in February 2010. Total loans, net of allowance for losses, for continuing operations, were $684.5 million at September 30, 2010 compared with $757.8 at December 31, 2009 as the Company continued to eliminate troubled loans and specific lending relationships that were not able to meet stronger credit standards.
Total deposits for continuing operations at September 30, 2010 decreased to $868.9 million compared with $954.5 million at December 31, 2009, reflecting lower funding required for the loan portfolio that allowed for a reduction in higher-cost brokered time deposits, with a focus on further developing core deposit relationships.
“We held steady on deposits when compared with the second quarter of this year, which we believe reflects an encouraging ability to retain customers in a tough economy and with significant reductions in rates on interest-bearing accounts,” explained Awerkamp. “Our banks’ teams have maintained a high-touch approach to serving customers, which we believe has resulted in enhanced customer loyalty and satisfaction. This has been a key initiative and it is succeeding.”
Nine Months Results, Status of Other Real Estate Owned
As previously noted, the Company’s net loss declined to $11.0 million or $(1.27) per share for the nine months of 2010 compared with a net loss of $54.3 million or $(6.24) per share in the same period of 2009.
The Company recorded net interest income of $18.8 million for the nine months ended September 30, 2010, compared with $15.8 million during the nine months of 2009. This improvement primarily reflected a dramatic reduction of total interest expense to $15.3 million in the nine months of 2010 compared with $22.4 million for the same period in the prior year.
Awerkamp noted the Company-wide initiative to lower its cost of funds as a major contributor to an increase in net interest margin to 2.63% for the nine months ended September 30, 2010, compared with 1.99% for the same period a year ago.
Non-interest income rose to $6.3 million in the nine months of 2010, compared with $6.0 million during the same period of 2009. This improvement partially reflected additional contributions from fiduciary activities, brokerage fees and data processing revenues, partially offset by smaller gains from loan sales due to a reduction in mortgage refinancing activity in 2010 compared to 2009.
Total non-interest expense declined in the nine months ended September 30, 2010 to $26.4 million compared with $61.6 million in the same period a year ago. The Company had significantly less noncash accounting-related adjustments to its equity investments in other financial institutions and experienced reduced losses on foreclosed assets in the nine months of 2010, while the prior year period included a special FDIC insurance premium and a noncash goodwill impairment loss from continuing operations of $30.4 million.
“Through a number of operational and expense control initiatives, the Company lowered year-over-year expenses in key line items such as salaries and employee benefits and equipment expense,” explained Awerkamp. “We expect these initiatives to produce even greater savings in the future and continue to fine-tune our operations to be as efficient as possible with no loss of customer service or back-office capabilities. Our banks continue to enhance existing technological capabilities and add new products.”
As of September 30, 2010, the company held $26.1 million in other real estate owned (OREO), compared with $24.7 million at the end of second quarter 2010 and $16.4 million at December 31, 2009. Of the total as of September 30, 2010, Mercantile Bank had $18.8 million, Royal Palm Bank had $3.4 million, and Heartland Bank had $3.9 million.
“Our subsidiary banks continue to list and conclude sales of these foreclosed assets, primarily on improved commercial properties,” explained Awerkamp. “Although we continue to hold what we believe are attractive parcels of unimproved land, the market for these properties has been slow, particularly in Florida. We have generally been satisfied with the prices attained in real estate sales, and have been making steady progress in working through our portfolio. In the nine months of 2010, the three subsidiary banks have realized a combined $8.4 million through sales of these assets.”
Subsidiary Bank Operating Highlights
Mercantile Bank, which represents approximately 71% of the Company’s assets, continues to generate solid operating performance despite continuing flat loan demand, noted Awerkamp. The bank’s served markets, including Quincy, Illinois, St. Joseph, Missouri, and Carmel, Indiana, did not suffer dramatic economic declines that were seen in other areas of the country.

For the nine months of 2010, Mercantile Bank recorded net income of $1.8 million, compared with a net loss of $75,000 in the nine months of 2009. The Bank’s continuing ability to lower its cost of funds contributed to a 31 basis point margin increase year over year. Deposits were $621.4 million at September 30, 2010, loans were $506.6 million and total assets stood at $714.6 million.
Heartland Bank, the wholly owned subsidiary of Mid-America Bancorp, Inc., in which the Company holds a 55.5% ownership, continued to make operational improvements, said Awerkamp. Since December 31, 2009, the Bank has lowered operating expenses by 24% and generated an operating profit in third quarter 2010. Of particular note was a significant increase in non-interest bearing deposits, which stood at $29.5 million compared with $18.4 million at September 30, 2009, contributing to a lower cost of funds.
“Heartland has continued to make progress in stabilizing its financial condition and controlling expenses,” explained Awerkamp. “While there continue to be a number of at-risk loans, Heartland Bank’s operational performance has improved markedly, and the overall picture is more positive than at any time in the past two years.”
Royal Palm Bank has continued to make progress in working through its asset quality issues over the past two years, according to management. Although significant loan quality issues remain, Royal Palm Bank lowered its loan loss provision to $4.7 million for the nine months ended September 30, 2010 compared with $11.0 million for the same period in 2009. Awerkamp noted that Royal Palm Bank has grown core deposits and reduced operating expenses throughout the year. Customer retention levels are high, according to Awerkamp, and the Bank has added products and capabilities to attract commercial business. The Bank has increased its remote deposit capture business, and recently became a certified Small Business Administration lender.
Awerkamp concluded: “Our Company continues to make progress on key benchmarks such as improving net interest margin, building core deposits as a percentage of total deposits, and reducing operating expenses. It’s important to note the meaningful operational improvements at all three subsidiary banks. We continue to focus on building core deposits and selectively adding quality loans as economic conditions stabilize and slowly improve.”
Investor Relations Update
In addition to notification of shareholder materials, shareholders and those who wish to closely follow Company news may now enroll to receive email notice of news and updates at the time of release. Register at the Company’s website or directly at the following address: http://www.mercbanx.com/shareholders/enroll.php.
About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of one bank in each of Illinois, Kansas, and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. The Company also operates Mercantile Bank branch offices in Missouri and Indiana. In addition, the Company has minority investments in six community banks in Missouri, Georgia, Florida, Colorado, California, and Tennessee. Further information is available on the company’s website at www.mercbanx.com.
Forward-Looking Statements
This press release may contain “forward-looking statements” which reflect the Company’s current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements that are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, the Company, together with its subsidiaries, claims the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors that may cause actual results to differ from expectations, are set forth in our Annual Report on Form 10-K for the year ended December 31, 2009 and Forms 10Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, as on file with the Securities and Exchange Commission, and include, among other factors, the following: general business and economic conditions on both a regional and national level; fluctuations in real estate values; the level and volatility of the capital markets, interest rates, and other market indices; changes in consumer and investor confidence in, and the related impact on, financial markets and institutions; estimates of fair value of certain Company assets and liabilities; federal and state legislative and regulatory actions; various monetary and fiscal policies and governmental regulations; changes in accounting standards, rules and interpretations and their impact on the Company’s financial statements. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements. Any forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.
FINANCIAL TABLES FOLLOW

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(In Thousands)
	(Unaudited)
ASSETS

Cash and cash equivalents	$95,094	$121,267
Securities	118,915	130,484
Loans held for sale	2,871	681
Loans, net of allowance for loan losses	681,615	757,138
Premises and equipment	24,330	25,670
Interest receivable	3,881	3,962
Cash surrender value of life insurance	15,430	15,011
Goodwill	—	—
Other	56,438	50,277
Discontinued operations, assets held for sale	—	285,992

Total assets	$998,573	$1,390,482

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$868,909	$954,524
Short-term borrowings	10,906	30,740
Long-term debt	76,858	87,030
Interest payable	6,258	4,114
Other	4,742	4,827
Discontinued operations, liabilities held for sale	—	264,044

Total liabilities	967,673	1,345,279

Total Mercantile Bancorp, Inc. stockholders’ equity	30,145	41,302

Noncontrolling Interest	755	3,901

Total equity	30,900	45,203

Total liabilities and equity	$998,573	$1,390,482

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
	September 30,	September 30,
	2010	2009
	(In Thousands)
	(Unaudited)
Interest Income:
Loans and fees on loans	$30,458	$33,918
Securities:
Taxable	2,743	3,334
Tax exempt	737	714
Other	191	182

Total interest income	34,129	38,148

Interest Expense:
Deposits	11,970	17,000
Short-term borrowings	282	1,783
Long-term debt	3,091	3,608

Total interest expense	15,343	22,391

Net Interest Income	18,786	15,757

Provision for Loan Losses	16,526	17,644

Net Interest Income After Provision for Loan Losses	2,260	(1,887)

Noninterest Income:
Fiduciary activities	1,744	1,705
Brokerage fees	899	742
Customer service fees	1,183	1,221
Other service charges and fees	564	382
Net gains (losses) on sales of assets	5	(17)
Net gains on loan sales	466	1,046
Net gains (losses) on investments in common stock	39	—
Other	1,362	904

Total noninterest income	6,262	5,983

Noninterest Expense:
Salaries and employee benefits	13,004	13,234
Net occupancy expense	1,899	1,658
Equipment expense	1,721	1,928
Deposit insurance premium	1,717	2,259
Professional fees	1,566	2,210
Postage and supplies	406	465
Losses on foreclosed assets	890	2,067
Other than temporary losses on available-for-sale and cost method investments	566	3,238
Goodwill Impairment Loss	—	30,417
Other	4,618	4,164

Total noninterest expense	26,387	61,640

Income (Loss) from Continuing Operations Before Income Taxes	(17,865)	(57,544)
Income Tax Expense (Benefit)	(272)	(10,321)

Income (Loss) from Continuing Operations	(17,593)	(47,223)
Income (Loss) from Discontinued Operations	3,429	(8,474)
Less: Net Income (Loss) attributable to Noncontrolling Interest	(3,146)	(1,415)

Net Income (Loss) attributable to Mercantile Bancorp, Inc.	$(11,018)	$(54,282)

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	September 30,	September 30,
	2010	2009
	(In Thousands)
	(Unaudited)
Interest Income:
Loans and fees on loans	$10,225	$11,191
Securities:
Taxable	847	1,032
Tax exempt	231	234
Other	51	13

Total interest income	11,354	12,470

Interest Expense:
Deposits	3,911	4,986
Short-term borrowings	45	614
Long-term debt	1,033	1,166

Total interest expense	4,989	6,766

Net Interest Income	6,365	5,704

Provision for Loan Losses	5,386	5,341

Net Interest Income After Provision for Loan Losses	979	363

Noninterest Income:
Fiduciary activities	581	569
Brokerage fees	243	302
Customer service fees	400	439
Other service charges and fees	195	142
Net gains (losses) on sales of assets	(3)	(6)
Net gains (losses) on investments in common stock	39	—
Net gains on loan sales	248	157
Other	427	312

Total noninterest income	2,130	1,915

Noninterest Expense:
Salaries and employee benefits	4,310	4,432
Net occupancy expense	675	467
Equipment expense	552	712
Deposit insurance premium	645	561
Professional fees	610	665
Postage and supplies	131	164
Losses on foreclosed assets	508	512
Other than temporary losses on available-for-sale and cost method investments	—	692
Other	1,694	1,213

Total noninterest expense	9,125	9,418

Income (Loss) from Continuing Operations Before Income Taxes	(6,016)	(7,140)
Income Tax Expense (Benefit)	2,765	(2,971)

Income (Loss) from Continuing Operations	(8,781)	(4,169)
Income (Loss) from Discontinued Operations	219	2,321
Less: Net Income (Loss) attributable to Noncontrolling Interest	(1,035)	(488)

Net Income (Loss) attributable to Mercantile Bancorp, Inc.	$(7,527)	$(1,360)

MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Nine Months Ended
	September 30,	September 30,
	2010	2009
	(Dollars In Thousands
	except share data)
	(Unaudited)
EARNINGS AND PER SHARE DATA
Basic Earnings Per Share	$(1.27)	$(6.24)
Weighted average shares outstanding	8,703,330	8,703,330
Cash dividends paid per share	N/A	N/A
Book value per share	$3.46	$5.35
Tangible book value per share (1) (3)	$3.35	$5.12
Ending number of common shares outstanding	8,703,330	8,703,330

AVERAGE BALANCES
Assets	$1,095,412	$1,755,066
Securities (3)	$125,426	$126,168
Loans (2) (3)	$743,006	$840,834
Earning assets (3)	$955,834	$1,059,974
Deposits (3)	$891,630	$952,713
Interest bearing liabilities (3)	$891,911	$1,037,775
Stockholders’ equity	$40,473	$81,803

END OF PERIOD FINANCIAL DATA
Net interest income (3)	$18,786	$15,757
Loans (2) (3)	$710,352	$809,517
Allowance for loan losses (3)	$25,866	$22,559

PERFORMANCE RATIOS
Return on average assets	(1.34%)	(4.14%)
Return on average equity	(36.40%)	(88.72%)
Net interest margin (3)	2.63%	1.99%
Interest spread (3)	2.47%	1.93%
Efficiency ratio (3)	105%	284%
Allowance for loan losses to loans (2) (3)	3.64%	2.87%
Allowance as a percentage of non-performing loans (3)	49%	44%
Average loan to deposit ratio (3)	83%	88%
Dividend payout ratio	N/A	N/A

ASSET QUALITY
Net charge-offs (3)	$9,511	$14,287
Non-performing loans (3)	$52,303	$55,921
Other non-performing assets (3)	$26,178	$13,407

(1)	Net of goodwill and core deposit intangibles

(2)	Loans include loans held for sale and nonaccrual loans

(3)	2009 column restated for discontinued operations and assets/liabilities transferred to Held-for-Sale

MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Three Months Ended
	September 30,	September 30,
	2010	2009
	(Dollars In Thousands
	except share data)
	(Unaudited)
EARNINGS AND PER SHARE DATA
Basic Earnings Per Share	$(0.86)	$(0.15)
Weighted average shares outstanding	8,703,330	8,703,330
Cash dividends paid per share	N/A	N/A
Book value per share	$3.46	$5.35
Tangible book value per share (1) (3)	$3.35	$5.12
Ending number of common shares outstanding	8,703,330	8,703,330

AVERAGE BALANCES
Assets	$1,013,560	$1,709,352
Securities (3)	$122,578	$120,817
Loans (2) (3)	$717,608	$825,305
Earning assets (3)	$925,608	$1,044,279
Deposits (3)	$872,422	$940,467
Interest bearing liabilities (3)	$870,415	$1,017,182
Stockholders’ equity	$36,992	$49,309

END OF PERIOD FINANCIAL DATA
Net interest income (3)	$6,365	$5,704
Loans (2) (3)	$710,352	$809,517
Allowance for loan losses (3)	$25,866	$22,559

PERFORMANCE RATIOS
Return on average assets	(2.95%)	(0.32%)
Return on average equity	(80.73%)	(10.94%)
Net interest margin (3)	2.73%	2.17%
Interest spread (3)	2.60%	2.10%
Efficiency ratio (3)	107%	124%
Allowance for loan losses to loans (2) (3)	3.64%	2.87%
Allowance as a percentage of non-performing loans (3)	49%	44%
Average loan to deposit ratio (3)	82%	88%
Dividend payout ratio	N/A	N/A

ASSET QUALITY
Net charge-offs (3)	$2,128	$6,134
Non-performing loans (3)	$52,303	$55,921
Other non-performing assets (3)	$26,178	$13,407

(1)	Net of goodwill and core deposit intangibles

(2)	Loans include loans held for sale and nonaccrual loans

(3)	2009 column restated for discontinued operations and assets/liabilities transferred to Held-for-Sale